Exhibit 99.1

Vital Therapies provides corporate update and announces date of third quarter 2015 financial results

SAN DIEGO, October 16, 2015 (GLOBE NEWSWIRE) -- Vital Therapies, Inc. (Nasdaq: VTL), a biotherapeutic company developing ELAD®, a cell-based therapy targeting the treatment of liver failure, today provided an update on its clinical development program. The Company also announced an employee retention program and the date of its upcoming third quarter 2015 financial results conference call and webcast.

Briefing Document for Proposed VTL-308 Phase 3 Trial Submitted to FDA

The Company has submitted a briefing document including a draft trial protocol to the Food and Drug Administration (FDA) for the upcoming Type C written response meeting, from which the Company expects feedback by year end. This trial, to be known as VTL-308, is similar to the failed VTI-208 trial, but incorporates changes based on the promising subset data from VTI-208.

The proposed design excludes subjects aged 50 years or older and those with a MELD of 30 or higher. Considering the three components of MELD, subjects are also excluded with creatinine of 1.3 mg/dL or above, which limits kidney dysfunction, and international normalized ratio (INR) above 2.5, which limits blood coagulopathy. The third MELD component, bilirubin, has been raised to a minimum of 16 mg/dL to ensure that liver dysfunction is a major contributor to MELD. An intent-to-treat (ITT) post-hoc analysis of VTI-208 incorporating these parameters is shown below (this subset has a median MELD of 26.0 and a mean MELD of 25.6):

Figure 1. Kaplan Meier Curve of the Post Hoc VTI-208 Subset: age <50 years, MELD <30 and specific restrictions on MELD components (Creatinine < 1.3 mg/dL, INR ≤ 2.5, Bilirubin ≥ 16 mg/dL). Overall survival up to at least study day 91 (N=60; p<0.01. hazard ratio = 0.28).

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91-day survival in this post hoc analysis was 93% for the ELAD group versus 61% for those treated only with standard-of-care (Pearson's Chi-squared p<0.01). Moreover, the survival benefit appeared durable with survival at the end of 180 days of 89% for the ELAD group versus 48% in those treated only with standard-of-care (Pearson's Chi-squared p<0.01).

Although the result of this post hoc analysis showed statistical significance, it was not pre-specified and there is no guarantee that the results of the planned VTL-308 phase 3 trial will replicate the results of this subset.

VTL-308 is designed to enroll approximately 150 subjects and to be conducted at approximately 40 sites in the U.S., U.K., Ireland, Germany and Spain, comprised mostly of high enrolling sites from VTI-208. The Company has begun the process of opening clinical sites for VTL-308 and anticipates enrolling the trial’s first subject in the first half of 2016.

The Company is not requesting a Special Protocol Assessment (SPA) from FDA due to the open label design of the trial. The Company plans to submit a briefing package to the European Medicines Agency (EMA) to request scientific advice on VTL-308. The Company also plans to submit Clinical Trial Authorizations (CTAs) to each EU country expected to participate in the trial.

Presentation of VTI-208 Results at AASLD Meeting

Results of the VTI-208 trial have been accepted for oral presentation by the American Association for the Study of Liver Disease (AASLD) at some time between 3:00 and 4:30 PM Pacific time in the late breaking session at The Liver Meeting in San Francisco, CA on November 16, 2015. The presentation will be given by Principal Investigator David J. Reich, MD, professor and vice chairman of the Department of Surgery at Drexel University College of Medicine.

Employee Retention Program

The Board of Directors has approved an employee retention program that grants up to a total of 742,168 stock options (2.7% of total shares and options outstanding prior to these grants) to all employees and certain consultants. The key feature of this program is that the new stock options only vest after three years provided the VTL-308 trial is completed with a statistically significant result.

“VTL is fortunate to have outstanding employees who are motivated by participating in the development of an innovative lifesaving therapy. The Board considers it to be in the interests of all shareholders to provide additional incentives to retain those employees who devote the next few years of their careers to the completion of the VTL-308 clinical trial,” said Muneer Satter, Co-Chairman of Vital Therapies.

Details of some of the option awards can be found in a concurrently filed Form 8-K. This program is being implemented out of existing available options. The Form 8-K will also include the Company’s updated investor presentation, which can also be found at the Company’s investor relations web site: http://ir.vitaltherapies.com/.

Upcoming Third Quarter Conference Call and Webcast

The Company will release its third quarter 2015 financial results after the market closes on Thursday, November 5, 2015. The press release will be followed by a conference call at 4:30 p.m. ET, which will be open to the public via telephone and webcast. During the conference call, the Company will review financial results and discuss other business matters.

The conference call dial-in numbers are (855) 765-5682 for domestic callers and (919) 825-3204 for international callers. The conference ID number for the call is 57542661. Participants may access the live webcast via a link on the Vital Therapies website in the Investor Relations section under "Events" at: http://ir.vitaltherapies.com/.

For those unable to dial in at the designated time, a conference call replay will be available for one week following the conference call, from approximately 7:30 p.m. ET on November 5, 2015 to 11:59 p.m. ET on November 12, 2015. The conference call replay numbers for domestic and international callers are (855) 859-2056 and (404) 537-3406, respectively. The conference ID number for the replay is 57542661. Additionally, an archive of the webcast will be available on the Company's website for 90 days.

About MELD Score

MELD (Model of End-Stage Liver Disease) was developed by clinicians at Mayo Clinic in Rochester, MN as an algorithm of three clinical laboratory measurements to yield a single uniformly accepted score to predict the probability of 90-day survival of chronic liver disease patients and thereby prioritize them for liver transplant. After rigorous empirical evaluation of hundreds of such patients, the clinicians concluded that no single laboratory measurement predicted survival in chronic liver disease, but that a complex algorithm of bilirubin, creatinine and INR gave a reliable estimate of survival probability.

MELD score has since been validated for predicting 90-day survival in other types of liver disease including acute alcoholic hepatitis. Details on MELD score can be found in a paper published in Hepatology (2005) titled “MELD Accurately Predicts Mortality in Patients With Alcoholic Hepatitis” (Winston Dunn, Laith H. Jamil, Larry S. Brown, Russell H. Wiesner, W. Ray Kim, K. V. Narayanan Menon, Michael Malinchoc, Patrick S. Kamath, and Vijay Shah). For reference, normal people with no liver disease have MELD scores of about 6 and the average MELD at liver transplant in the U.S. is about 24. High MELD scores are associated with high mortality. For example, at a MELD score of 26 (median MELD of the 60-subject post-hoc subset population), the Dunn et al paper would predict that the patient has a 47% probability of death within 90 days. At a MELD score of 30, the upper limit in the proposed VTL-308 trial, the Dunn et al paper would predict that the patient has a 62% probability of death within 90 days.

About VTI-208 and VTI-208E

VTI-208 was a phase 3 randomized, controlled, open-label trial, evaluating the ELAD System in subjects with AILD. The primary endpoint was overall survival through at least 91 days assessed using the Kaplan Meier statistical method, and the secondary endpoint was proportion of survivors at study days 28 and 91. The trial enrolled 203 subjects over 22 months with 96 subjects randomized to the treated group and 107 randomized to the control group. VTI-208E, an extension study, assesses subject outcomes for five years after enrollment in VTI-208. Results of the VTI-208 clinical trial, incorporating VTI-208E survival data through July 30, 2015, showed that the trial failed to reach its primary or secondary endpoints.

About Vital Therapies, Inc.

Vital Therapies, Inc. is a biotherapeutic Company developing a cell-based therapy targeting the treatment of liver failure. The Company’s ELAD System is an extracorporeal human allogeneic cellular liver therapy. Vital Therapies, Inc. is based in San Diego, California. Vital Therapies® and ELAD® are trademarks of Vital Therapies, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release are forward-looking statements, including, among others, statements relating to future discussions and meetings with regulatory authorities, post-hoc analyses of VTI-208 data, the design of the Company’s proposed new clinical trial, VTL-308, timelines for opening clinical sites and initiating subject enrollment for VTL-308, filings with regulatory authorities, and plans and objectives of management for future operations and future results. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks and uncertainties include, but are not limited to, the risk that the FDA does not approve a new clinical trial plan; delays in meeting with the FDA or completing those meetings; the success or failure of a new clinical trial, if any; the uncertainties inherent in our clinical and development programs, including, without limitation, our ability to adequately demonstrate the safety and efficacy of the ELAD system, future clinical results, which may not support further development of the ELAD system, and challenges related to conducting pivotal clinical trials, including, but not limited to, the impact of VTI-208, failure to achieve favorable results in clinical trials, the successful opening and the continued participation of clinical sites and their ongoing adherence to protocols, assumptions regarding enrollment rates, timing and availability of subjects meeting inclusion and exclusion criteria, changes to protocols or regulatory requirements, the ability to comply with and meet applicable laws and regulations, and unexpected adverse events or safety issues; the ability to obtain regulatory approval for the ELAD system; and the sufficiency of funding and our ability to raise additional funding. There can be no assurance that data from any of our clinical trials will be sufficient to support an application for marketing in any country or that any such application will ever be approved.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. These and other risks regarding our business are described in detail in our Securities and Exchange Commission filings, including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Vital Therapies, Inc. disclaims any obligation to update these statements except as may be required by law.

Contact:

Vital Therapies, Inc.
Al Kildani

Vice President, Investor Relations and Business Development
858-673-6840

akildani@vitaltherapies.com